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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54242, Form S-8, No. 33-54246. Form S-8, No. 33-54244, Form
S-8, No. 33-54248, Form S-8, No. 33-54252, Form S-8, No. 33-54250, Form S-8,
No. 33-89052, and Form S-3, No. 33-95418) pertaining to the Acordia Retirement Savings Plan, the Acordia, Inc. 1992 Stock Compensation Plan, the Acordia 1989 Equity Incentive Plan, the Acordia, Inc. Directors Stock Compensation Plan, the Acordia, Inc. Subsidiary Officers Stock Plan, the Acordia, Inc. Subsidiary Directors Stock Plan, the Acordia, Inc. Producers' Deferred Compensation and Equity Plan and the Associated Group 401K Long Term Savings Investment Plan, respectively and in the related Prospectuses of our report dated January 31, 1997, with respect to the consolidated financial statements and schedules of Acordia, Inc. included in Form 10-K for the year ended December 31, 1996.

                                          ERNST & YOUNG LLP

Indianapolis, Indiana
March 25, 1997

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